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                      Vedder, Price, Kaufman & Kammholz              EXHIBIT 5.1
                            222 North LaSalle Street
                                   Suite 2600
                         Chicago, Illinois  60601-1003



                                October 29, 1997


Schawk, Inc.
1695 River Road
Des Plaines, Illinois  60018

Ladies and Gentlemen:

         We have acted as counsel to Schawk, Inc. (the "Company") in connection with the registration of 3,450,000 shares of Class A Common Stock, $.008 par value per share, of the Company (the "Shares"), consisting of (i) 1,650,000 shares being offered by the Company, including 150,000 shares subject to an underwriters' over-allotment option (the "Company Shares"), and 1,800,000 shares being offered by certain selling stockholders, including 300,000 Shares subject to an underwriters' over-allotment option (the "Selling Stockholders Shares"), pursuant to a registration statement on Form S-2 under the Securities Act of 1993, as amended (the "Registration Statement").

         In rendering this opinion, we have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures. As to questions of fact material to our opinion, we have relied, without investigation, upon the representations of: (a) officers of the Company contained in certificates delivered to us; and (b) public officials.

         Based upon the foregoing, we are of the opinion that: (i) the Company's Shares are duly authorized, and upon issuance and delivery in accordance with the Underwriting Agreement referred to in the Registration Statement, will be validly issued, fully paid and non-assessable; and (ii) the Selling Stockholders Shares have been validly issued and are fully paid and non-assessable.

         We hereby consent to the use of this opinion in connection with the Registration Statement and the Prospectus included therein and to the use of our name under the heading "Legal Matters" and the Prospectus.


                                       Very truly yours,



                                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ